Exhibit 99.1

For Release: April 20, 2017

Contact: Jamie Oberle, Merchants Bank, at (802) 865-1603

Merchants Bancshares, Inc. Reports First Quarter Results; Declares Dividend

SOUTH BURLINGTON, VT— Merchants Bancshares, Inc.  (NASDAQ:  MBVT) (the “Company”), the parent company of Merchants Bank, today announced net income of $3.6 million and $0.52 per diluted share for the first quarter of 2017 compared to net income of $3.1 million or $0.45 per diluted share in the fourth quarter of 2016 and $3.5 million in net income or $0.50 per diluted share in the first quarter of 2016. Excluding Community Bank System, Inc. merger costs, net of tax, the Company’s adjusted net income was $4.5 million or $0.66 per diluted share for the first quarter of 2017. This compares to adjusted net income of $5.1 million or $0.73 per diluted share on a linked quarter basis and adjusted net income of $3.8 million or $0.55 per diluted share in the first quarter of 2016.

For the quarter ended March 31, 2017, the return on average assets was 0.71% compared to 0.62% for the quarter ended December 31, 2016 and 0.71% for the quarter ended March 31, 2016. For the quarter ended March 31, 2017, the return on average equity was 9.06% compared to 7.83% for the quarter ended December 31, 2016 and 9.32% for the quarter ended March 31, 2016.

The Company’s Board of Directors approved a dividend of $0.28 per share, payable May 10, 2017, to stockholders of record as of May 1, 2017. Based on the closing price of $48.70 per share on March 31, 2017 and the annual dividend payout of $1.12 per share, the dividend represents an annualized yield of 2.30%.

Due to the pending transaction with Community Bank System, Inc., Merchants Bancshares will not have an earnings call for its first quarter results.

Q1 2017 Financial Highlights

Balance Sheet:

•                  Total assets were $2.02 billion as of March 31, 2017, a decrease of $39.1 million over the linked quarter and $59.9 million increase from March 31, 2016. The decrease in total assets over the linked quarter was due primarily to a decrease in investment balances partially offset by an increase in loan balances. The increase in total assets from March 31, 2016 was due primarily to an increase in loan balances partially offset by decreases in the investment balances and interest earning cash and other short-term investments.

•                  Gross loans as of March 31, 2017 totaled $1.54 billion, an increase of $28.5 million over the linked quarter and a $121.1 million increase from March 31, 2016. The increase in gross loans over the linked quarter consisted primarily of growth in commercial and commercial real estate loans partially offset by a decline in residential real estate and construction loans.  Total commercial loans, defined as commercial, commercial real estate and construction, increased $39.2 million over the linked quarter. The increase in gross loans from March 31, 2016 was primarily due to an increase of $115.9 million in commercial real estate loans partially offset by a decline in residential real estate loans.

•                  Total deposits were $1.51 billion as of March 31, 2017, a decrease of $15.8 million over the linked quarter and a decrease of $15.1 million from March 31, 2016. The decrease in total deposits over the linked quarter was driven by a decrease in non-interest bearing deposits and a planned decrease in higher cost acquired time deposits at the NUVO division. The decrease in total deposits over the first quarter of 2016 was attributable to a planned decrease in higher cost acquired time deposits at the NUVO division.

•                  Total stockholders’ equity as of March 31, 2017 was $158.6 million. Tangible book value per share was $21.76 per share at March 31, 2017 compared to $21.54 at December 31, 2016 and $21.06 per share at March 31, 2016. Book value per share was $22.94 per share at March 31, 2017 compared to $22.72 at December 31, 2016 and $22.25 per share at March 31, 2016.

Income Statement:

•                  Taxable equivalent net interest income was $14.8 million for the first quarter of 2017, which represents an increase of $0.4 million over the linked quarter and an increase of $0.5 million over the same period in 2016. GAAP net interest income in the first quarter of 2017 was $14.2 million, compared to $13.9 million in the linked quarter and $13.7 million in the same period of 2016. The increases in GAAP net interest income over the linked quarter and the same period in 2016 were due to a growth in gross loans.

•                  Taxable equivalent net interest margin for the first quarter of 2017 was 3.02%, an increase of 4 basis points over the linked quarter and was unchanged from the same period in 2016. The linked quarter increase reflected higher asset yields.

•                  Provision for credit losses was $500 thousand for the first quarter of 2017, compared to $200 thousand in the linked quarter and $205 thousand in the same period in 2016. The increase in the provision for credit losses over the linked quarter and the same quarter in 2016 primarily reflected new loan growth.

•                  Noninterest income for the first quarter of 2017 was $3.3 million, a decrease of $149 thousand over the linked quarter and an increase of $339 thousand from the same period in 2016. The decrease over the linked quarter is due to a decline in trust fees offset by a net gain on the sale of investment securities. The increase over the same period in 2016 was due primarily to a net gain on the sale of investment securities.

•                  Noninterest expense was $12.0 million for the first quarter of 2017, compared to $13.1 million in the linked quarter and $11.9 million in the same period in 2016. The decrease in noninterest expense over the linked quarter was due primarily to greater expenses incurred in connection with the pending merger with Community Bank System, Inc. during the fourth quarter of 2016. Adjusted noninterest expense (excluding acquisition, merger, severance and retirement costs) was $10.7 million in the first quarter of 2017, compared to $10.6 million in the linked quarter and $11.5 million in the same period in 2016.

•                  The effective tax rate for the quarter ended March 31, 2017 was 28% compared to 22% for the linked quarter and 23% for the quarter ended March 31, 2016. The increases over the linked quarter and the same period in 2016 were due primarily to an increase in estimated non-deductible merger expenses.

Credit Quality and Capital Ratios:

•                  The allowance for loan losses (“ALL”) as of March 31, 2017 was $13.2 million, or 0.85% of gross loans, compared to $12.7 million, or 0.84% of gross loans as of December 31, 2016 and $12.2 million, or 0.86% of gross loans, as of March 31, 2016.

•                  Nonperforming loans were $4.2 million, or 0.27% of gross loans, at March 31, 2017, compared to $3.2 million, or 0.21% of gross loans at December 31, 2016 and $4.6 million, or 0.33% of gross loans at March 31, 2016. ALL as a percentage of nonperforming loans was 313% at March 31, 2017 compared to 398% at December 31, 2016 and 262% at March 31, 2016. Accruing loans 31 to 90 days past due as a percent of total loans were 0.09% at March 31, 2017 compared to 0.03% at December 31, 2016 and 0.28% at March 31, 2016. Merchants Bank continues to experience excellent credit quality.

•                  Estimated regulatory capital ratios at March 31, 2017:

•                  Common Equity Tier 1 — 12.38%

•                  Tier 1 Leverage — 8.63%

•                  Total Risk-Based Capital — 15.09%

•                  Tangible Capital — 7.47%

Proposed Transaction with Community Bank System, Inc.

On October 22, 2016, Merchants Bancshares and Community Bank System, Inc. (NYSE: CBU) entered into a definitive agreement under which Community Bank System, Inc. will acquire Merchants Bancshares in a cash and stock transaction.  The combination will provide natural market extension for both companies, joining two high-quality, low-risk franchises with long histories of service to their customers and communities.

Under the terms of the agreement, shareholders of Merchants Bancshares will have the option to receive, at their election, consideration per share equal to (i) 0.963 shares of Community Bank System, Inc. common stock, (ii) $40.00 in cash or (iii) the combination of 0.6741 shares of Community Bank System, Inc. common stock and $12.00 in cash, subject to an overall proration to 70% stock and 30% cash. The merger is expected to close in the second quarter of 2017 and is subject to customary closing conditions, including the required regulatory approvals. Additional information about the transaction can be found in the joint press release issued on October 24, 2016, which is available on the Investor Relations section of the Company’s website at www.mbvt.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, such as adjusted net income, tangible capital ratio and fully taxable equivalent net interest income. Net interest income is presented on a fully taxable equivalent basis, specifically included in interest income was tax-exempt interest income from certain tax-exempt loans. An amount equal to the tax benefit derived from this tax exempt income is added back to the interest income total, to produce net interest income on a fully taxable equivalent basis. Merchants Bancshares believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Additionally, capital ratios as presented are preliminary and will not be finalized until the Company completes and files its regulatory reporting.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our  future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These statements include, among others, statements regarding our intent, belief or expectations with respect to economic conditions, trends affecting our financial condition or results of operations, and our exposure to market, interest rate and credit risk.

Forward-looking statements are based on the current assumptions and beliefs of Management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets; changes in interest rates; competitive pressures from other financial institutions and non-bank entities; weakness in general economic conditions on a national basis or in the local markets in which we operate, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in the value of securities and other assets; changes in loan default and charge-off rates; the adequacy of loan loss reserves; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; failure to obtain the approval of our stockholders in connection with our proposed merger with Community Bank System, Inc. (“Community”);  the timing to consummate the proposed merger with Community;  the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on our ability to maintain relationships with our key partners, customers and employees, and on our operating results and business generally; and changes in assumptions used in making such forward-looking statements, as well as the other risks and uncertainties which are included in more detail in the Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission (“SEC”). Merchants Bancshares’ does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Merchants Bancshares, Inc.

Financial Highlights (unaudited)

(Dollars in thousands except share and per share data)

	March 31,	December 31,	March 31,
	2017	2016	2016
Balance Sheets - Period End
Cash and due from banks	$29,466	$26,116	$27,586
Interest earning cash and other short-term investments	30,296	56,837	53,054
Investments-available for sale, taxable	287,989	333,998	294,048
Investments-held to maturity, taxable	80,991	85,694	115,392
Loans	1,542,718	1,514,209	1,421,603
Allowance for loan losses (“ALL”)	13,187	12,659	12,173
Net loans	1,529,531	1,501,550	1,409,430
Federal Home Loan Bank (“FHLB”) stock	7,044	4,976	3,863
Bank premises and equipment, net	12,597	13,078	14,532
Investment in real estate limited partnerships	7,560	6,356	5,827
Bank owned life insurance	10,805	10,758	10,606
Core deposit intangible	1,113	1,156	1,309
Goodwill	7,011	7,011	6,872
Other assets	19,141	15,128	21,111
Total assets	2,023,544	2,062,658	1,963,630
Non-interest bearing deposits	630,718	640,922	620,190
Savings, interest bearing checking and money market accounts	690,448	687,340	677,600
Time deposits	190,510	199,208	228,998
Total deposits	1,511,676	1,527,470	1,526,788
Short-term borrowings	75,000	40,000	—
Securities sold under agreement to repurchase, short-term	249,582	312,118	249,003
Other long-term debt	3,630	3,651	4,716
Junior subordinated debentures issued to unconsolidated subsidiary trust	20,619	20,619	20,619
Other liabilities	4,389	2,297	9,903
Total liabilities	1,864,896	1,906,155	1,811,029
Stockholders’ equity	158,648	156,503	152,601

Balance Sheets - Quarter-to-Date Averages
Cash and due from banks	$25,375	$30,138	$31,058
Interest earning cash and other short-term investments	38,058	49,005	74,294
Investments-available for sale, taxable	311,861	296,292	279,327
Investments-held to maturity, taxable	82,989	88,391	117,390
Loans	1,538,136	1,488,960	1,417,710
Allowance for loan losses	12,775	12,600	12,073
Net loans	1,525,361	1,476,360	1,405,637
FHLB stock	7,162	4,994	3,784
Bank owned life insurance	10,775	10,728	10,571
Other assets	44,075	49,141	51,411
Total assets	2,045,656	2,005,049	1,973,472
Non-interest bearing deposits	626,936	635,512	616,553
Savings, interest bearing checking and money market accounts	687,259	671,126	671,823
Time deposits	196,039	203,969	239,818
Total deposits	1,510,234	1,510,607	1,528,194
Short-term borrowings	72,789	13,380	—
Securities sold under agreement to repurchase, short-term	276,755	288,343	259,999
Other long-term debt	3,637	3,659	4,833
Junior subordinated debentures issued to unconsolidated subsidiary trust	20,619	20,619	20,619
Other liabilities	2,025	10,138	9,973
Total liabilities	1,886,059	1,846,746	1,823,618
Stockholders’ equity	159,597	158,303	149,854
Earning assets	1,978,206	1,927,642	1,892,505
Interest bearing liabilities	1,257,098	1,201,096	1,197,092

Merchants Bancshares, Inc.

Financial Highlights (unaudited)

(Dollars in thousands except share and per share data)

Loan Portfolios:

	March 31,	December 31,	March 31,
	2017	2016	2016
Period End
Commercial, financial and agricultural	$276,915	$257,078	$247,074
Municipal loans	113,875	114,509	105,433
Real estate loans - residential	438,424	447,527	461,009
Real estate loans - commercial	672,712	636,755	556,836
Real estate loans - construction	35,964	52,533	42,209
Installment loans	4,813	5,790	9,009
All other loans	15	17	33
Total Loans	$1,542,718	$1,514,209	$1,421,603

Ratios and Supplemental Information:

	March 31,	December 31,	March 31,
	2017	2016	2016
Ratios and Supplemental Information - Period End
Book value per share	$22.94	$22.72	$22.25
Tangible book value per share (1)	$21.76	$21.54	$21.06
Common Equity Tier 1	12.38%	12.42%	12.95%
Tier I leverage ratio	8.63%	8.71%	8.53%
Total risk-based capital ratio	15.09%	15.14%	15.85%
Tangible capital ratio (1)	7.47%	7.22%	7.39%
Period end common shares outstanding	6,916,443	6,887,856	6,858,473

Credit Quality - Period End
Nonperforming loans (“NPLs”) (2)	$4,212	$3,182	$4,641
Nonperforming assets (“NPAs”) (2)	$4,289	$3,258	$4,713
NPLs as a percent of total loans (2)	0.27%	0.21%	0.33%
NPAs as a percent of total assets (2)	0.21%	0.16%	0.24%
ALL as a percent of NPLs (2)	313%	398%	262%
ALL as a percent of total loans	0.85%	0.84%	0.86%
Accruing loans 31 to 90 days past due as a percent of total loans	0.09%	0.03%	0.28%

(1)         The tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding. The tangible capital ratio is calculated by dividing tangible equity by tangible assets.  See our non-GAAP reconciliation titled “Tangible Capital Ratio & Tangible Book Value per Share (Non-GAAP)” on page 7.

(2)         Non-performing loans have been updated to exclude accruing troubled debt-restructured loans.  Prior periods have been reclassified to be consistent with the current period presentation.

Merchants Bancshares, Inc.

Financial Highlights (unaudited)

(Dollars in thousands except share and per share data)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Operating Results
Interest income
Interest and fees on loans	$13,507	$13,170	$12,804
Interest and dividends on investments	1,836	1,752	1,997
Interest on interest earning deposits with banks and other short-term investments	82	63	81
Total interest and dividend income	15,425	14,985	14,882
Interest expense
Savings, interest bearing checking and money market accounts	471	442	440
Time deposits	265	295	391
Total deposits	736	737	831
Short-term borrowings	140	16	—
Securities sold under agreement to repurchase, short-term	152	135	109
Long-term debt	161	217	210
Total interest expense	1,189	1,105	1,150
Net interest income	14,236	13,880	13,732
Provision for credit losses	500	200	205
Net interest income after provision for credit losses	13,736	13,680	13,527
Noninterest income
Trust division income	824	1,164	867
Net debit card income	760	802	649
Overdraft income	597	638	631
Service charges on deposits	423	433	415
Net gains on investment securities	255	—	—
Other noninterest income	403	375	362
Total noninterest income	3,262	3,412	2,924
Noninterest expense
Compensation and benefits	5,823	5,427	6,308
Occupancy expense	1,101	1,128	1,139
Equipment expense	650	635	719
Telephone expense	171	159	198
Legal and professional fees	414	632	593
Mobile & internet banking	346	333	366
Core / Item processing	453	496	517
Marketing expenses	120	206	192
State franchise taxes	399	390	398
FDIC insurance	217	133	254
Community Bank System, Inc. merger costs	1,302	2,543	—
NUVO Bank & Trust Company acquisition costs	—	—	133
Core deposit intangible amortization	43	51	51
Other noninterest expense	914	946	1,051
Total noninterest expense	11,953	13,079	11,919
Income before provision for income taxes	5,045	4,013	4,532
Provision for income taxes	1,434	897	1,042
Net income	3,611	3,116	3,490

Amounts reported for prior periods are reclassified, where necessary, to be consistent with the current period presentation.

Merchants Bancshares, Inc.

Financial Highlights (unaudited)

(Dollars in thousands except share and per share data)

Ratios and Supplemental Information:

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Ratios and Supplemental Information
Weighted average common shares outstanding	6,903,801	6,886,127	6,855,975
Weighted average diluted shares outstanding	6,928,613	6,923,006	6,965,886
Basic earnings per common share	$0.52	$0.45	$0.51
Diluted earnings per common share	$0.52	$0.45	$0.50
Return on average assets	0.71%	0.62%	0.71%
Return on average stockholders’ equity	9.06%	7.83%	9.32%
Average yield on loans	3.70%	3.67%	3.78%
Average yield on investments	1.83%	1.80%	2.01%
Average yield of earning assets	3.26%	3.21%	3.28%
Average cost of interest bearing deposits	0.34%	0.33%	0.37%
Average cost of borrowed funds	0.49%	0.45%	0.45%
Average cost of interest bearing liabilities	0.38%	0.37%	0.39%
Net interest rate spread	2.88%	2.84%	2.89%
Net interest margin	3.02%	2.98%	3.02%
Net interest income on a fully taxable equivalent basis	$14,787	$14,358	$14,265
Net (charge-offs) recoveries to average loans	(0.01)%	(0.02)%	(0.02)%
Net (charge-offs) recoveries	$(38)	$(66)	$(82)
Efficiency ratio (1)	57.30%	57.13%	64.27%

(1)         The efficiency ratio excludes amortization of intangibles, OREO expenses, gain/loss on sales of securities, state franchise taxes and any significant nonrecurring items.

Tangible Capital Ratio & Tangible Book Value per Share (Non-GAAP):

	March 31,	December 31,	March 31,
	2017	2016	2016
Period End
Total assets	$2,023,544	$2,062,658	$1,963,630
Core deposit intangible	1,113	1,156	1,309
Goodwill	7,011	7,011	6,872
Tangible assets	2,015,420	2,054,491	1,955,449

Total stockholders’ equity	158,648	156,503	152,601
Core deposit intangible	1,113	1,156	1,309
Goodwill	7,011	7,011	6,872
Tangible stockholders’ equity	150,524	148,336	144,420

Tangible capital ratio	7.47%	7.22%	7.39%

Period end common shares outstanding	6,916,443	6,887,856	6,858,473

Tangible book value per share	$21.76	$21.54	$21.06

Adjusted Net Income (Non-GAAP):

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Adjusted Net Income
Community Bank System, Inc. merger costs	$1,302	$2,543	$—
NUVO Bank & Trust Company acquisition costs	—	—	133
Severance and retirement costs	—	(24)	289
Tax effect	370	563	97
Adjustments, net of tax	$932	$1,956	$325

GAAP net income as reported	3,611	3,116	3,490
Adjusted net income	$4,543	$5,072	$3,815

Weighted average common shares outstanding	6,904	6,886	6,856
Weighted average diluted shares outstanding	6,929	6,923	6,966

Adjusted basic earnings per common share	$0.66	$0.74	$0.56
Adjusted diluted earnings per common share	$0.66	$0.73	$0.55

Fully Taxable Equivalent Net Interest Income (Non-GAAP):

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Fully Taxable Equivalent Net Interest Income
Net interest income	$14,236	$13,880	$13,732
Tax equivalent adjustment	551	478	533
Fully taxable equivalent net interest income	$14,787	$14,358	$14,265